UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2019

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 51915

Boston, MA 02205

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value US$0.01	GID.ASX	Australia Securities Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amended and Restated Offer Letter Agreement for Chief Executive Officer

Effective as of September 16, 2019, on September 19, 2019, GI Dynamics, Inc. (the “Company”) entered into an amended and restated offer letter agreement (the “Amended and Restated Offer Letter Agreement”) with Scott Schorer, the Company’s Chief Executive Officer. Pursuant to the Amended and Restated Offer Letter Agreement, Mr. Schorer will receive a base salary at the annual rate of $450,000, payable in accordance with the Company’s standard payroll schedule, be eligible for an annual incentive bonus of up to 50% his annual salary, and stock options to purchase up to 1,169,545 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), under the Company’s 2011 Employee, Director and Consultant Equity Incentive Plan (the “2011 Plan”), exercisable at a price equal to the closing price on the grant date. The stock options will vest over a four (4) year period, with one quarter (1/4) of the shares subject to the stock options vesting on the one (1) year anniversary of the grant date, and the remaining shares vesting on a quarterly basis over the following three (3) years of continuous service. In addition, Mr. Schorer will also receive a performance stock unit equal to 1,106,058 shares of Common Stock (the “PSU”), which is subject to the formal approval of the board of directors of the Company. The PSU will provide for the issuance of: (i) 250,000 shares subject to the PSU upon completion of enrollment in Stage 1 of the STEP-1 Clinical Trial in the U.S.; (ii) 428,029 of the shares subject to the PSU upon receipt of approval from the U.S. Food and Drug Administration (the “FDA”) to continue enrollment in the STEP-1 Clinical Trial after a successful Stage 1 safety review with the FDA; and (iii) 428,029 of the shares subject to the PSU upon attainment of $5,000,000 in cumulative amounts received from any of the following sources: (1) revenue measured in accordance with generally accepted accounting principles in the U.S.; (2) distributions to the Company from a joint venture to be formed with Apollo Sugar; and/or (3) transfer fee income from a joint venture to be formed with Apollo Sugar.

The Amended and Restated Offer Letter Agreement provides that if Mr. Schorer’s employment with the Company is terminated by the Company without Cause (as defined in the Amended and Restated Offer Letter Agreement) or by Mr. Schorer for Good Reason (as defined in the Amended and Restated Offer Letter Agreement), subject to his execution of a release of claims agreement acceptable to the Company and the application of the ASX Listing Rules and other applicable laws, he will be entitled to continuation of salary for up to 12 months, and payment of health insurance premiums necessary to continue health insurance coverage under COBRA for up to 12 months. In addition, Mr. Schorer may also be entitled to a pro-rata portion of the performance bonus then in effect.

In addition, if a Change of Control (as defined in the Amended and Restated Offer Letter Agreement) takes place, upon the consummation of such Change of Control, 100% of Mr. Schorer’s unvested stock options and PSUs will vest and become immediately exercisable.

The foregoing description of the Amended and Restated Offer Letter Agreement is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Offer Letter Agreement for Chief Financial Officer

Effective as of September 16, 2019, on September 19, 2019, the Company entered into an offer letter agreement with, Charles Carter, the Company’s Chief Financial Officer (the “CFO Offer Letter Agreement”). Pursuant to the CFO Offer Letter Agreement, Mr. Carter will be employed by the Company on a full-time basis and will receive a base salary at the annual rate of $300,000, payable in accordance with the Company’s standard payroll schedule, be eligible for an annual incentive bonus of up to 35% his annual salary, and stock options to purchase up to 385,226 shares of Common Stock under the 2011 Plan, exercisable at a price equal to the closing price on the grant date. The stock options will vest over a four (4) year period, with one quarter (1/4) of the shares subject to the stock options vesting on the one (1) year anniversary of the grant date, and the remaining shares vesting on a quarterly basis over the following three (3) years of continuous service.

The Offer Letter Agreement provides that if Mr. Carter’s employment with the Company is terminated by the Company without Cause (as defined in the CFO Offer Letter Agreement) or by Mr. Carter for Good Reason (as defined in the CFO Offer Letter Agreement), subject to his execution of a release of claims agreement acceptable to the Company and the application of the ASX Listing Rules and other applicable laws, he will be entitled to continuation of salary for up to six months, and payment of health insurance premiums necessary to continue health insurance coverage under COBRA for up to six months. In addition, Mr. Carter may also be entitled to a pro-rata portion of the performance bonus then in effect.

In addition, if a Change of Control (as defined in the CFO Offer Letter Agreement) takes place, upon the consummation of such Change of Control, 100% of Mr. Carter’s unvested stock options will vest and become immediately exercisable.

Mr. Carter, 52, has served as the Company’s Chief Financial Officer and Secretary on a part-time consulting basis through Danforth Advisors, LLC (“Danforth”) since December 2018. Mr. Carter has served as a consulting senior finance executive for Marina Biotech (NASDAQ: MRNA), Interleukin Genetics (NASDAQ: ILGN) and numerous private life science companies. From 2015 to February 2018, Mr. Carter was CFO of The Guild for Human Services, a not-for-profit community-based residential school and program for special needs students and adults. Prior to the Guild, Mr. Carter consulted with Danforth from 2012 to 2015. Before joining Danforth, Mr. Carter held positions as CFO for Aeris Therapeutics, Inc., and Intelligent Medical Devices, Inc. and served various other companies as an independent consultant. From 2003 to 2005, Mr. Carter was Vice President of Finance for Adnexus Therapeutics, Inc., and from 2001 to 2003, he was Senior Director, Financial Planning and Analysis for Transkaryotic Therapies, Inc./Shire, PLC. (NASDAQ: TKT; NASDAQ: SHPG). Prior to TKT, Mr. Carter was a partner with Mercer Management Consulting, Inc. Mr. Carter holds an M.B.A. and an M.S. in Molecular Genetics from the University of Chicago and a B.A. in Biology from Colgate University.

There are no family relationships between Mr. Carter and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no related party transactions involving the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K related to Mr. Carter.

The foregoing description of the CFO Offer Letter Agreement is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 19, 2019, the Company made available an updated investor presentation on its website, which it may use from time to time in presentations to investors and other interested parties. The presentation is furnished herewith for the purposes of Regulation FD as Exhibit 99.1.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

By filing this Current Report on Form 8-K and furnishing the information in this Item 7.01, the Company makes no admission as to the materiality of Item 7.01 in this report or the presentation attached hereto as Exhibit 99.1. The information contained in the presentation is summary information that is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Item, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The Company cautions you that the presentation attached hereto as Exhibit 99.1 contains forward-looking statements. These forward-looking statements are based on our management’s current estimates and expectations of future events as of the date of the date of the presentation and the announcement, respectively. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with our ability to continue to operate as a going concern, our ability to maintain compliance with our obligations under the loan documents with Crystal Amber Fund Limited, obtaining and maintaining regulatory approvals required to market and sell our products; obtaining funding from third parties; the consequences of stopping the ENDO trial and the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; risks related to excess inventory; and risks related to assumptions regarding the size of the available market, the benefits of our products, product pricing, timing of product launches, future financial results and other factors, including those described in our filings with the SEC. Given these uncertainties, one should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless we are required to do so by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Offer Letter Agreement, dated September 19, 2019, by and between Scott Schorer and the Company.

10.2	Offer Letter Agreement, dated September 19, 2019, by and between Charles Carter and the Company.

99.1	Presentation of the Company issued on September 19, 2019 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: September 20, 2019	/s/ Charles Carter
Charles Carter
Chief Financial Officer